EXHIIBIT 10.1

RESTRICTED SHARE AGREEMENT
UNDER THE
KNOLL INC.
2013 STOCK INCENTIVE PLAN

THIS AGREEMENT is made effective as of the day of , 20__ (the “Grant Date”), between Knoll, Inc., a Delaware corporation (the “Company”), and _____________________ (the “Grantee”). Except as otherwise specifically provided herein, capitalized terms used herein shall have the meanings attributed thereto in the Knoll, Inc. 2013 Stock Incentive Plan (the “Plan”). All references to employment and termination of employment herein shall also relate to any consulting relationship, directorship or similar relationship between the Company or a Subsidiary and the Grantee, and the termination thereof.
WHEREAS, pursuant to the Plan, the Company desires to grant the Grantee Restricted Shares on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
1.Grant of Restricted Shares. The Company hereby grants to the Grantee ____________ Restricted Shares (the “Restricted Shares”) on the terms and conditions set forth herein. The Restricted Shares granted hereunder shall be registered in the Grantee's name, but the certificates evidencing such Restricted Shares, if any, shall be appropriately legended and retained by the Company during the period prior to the vesting of such shares as set forth in Section 3 hereof (the “Restriction Period”). Upon request, the Grantee shall execute a stock power, in blank, with respect to such Restricted Shares and deliver the same to the Company. The Grantee expressly acknowledges receipt of a copy of the Plan and agrees to be bound by all of the provisions of this Agreement and the Plan.
2.    Non‑Transferability. During the Restriction Period, the Grantee may not sell, transfer, pledge, or otherwise encumber or dispose of the Restricted Shares.
3.    Vesting and Lapse of Restrictions; Forfeiture.
(a)    Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings:
(i)    “Cause” means Cause as defined in any employment agreement between the Grantee and the Company or any Subsidiary or, in the absence of any such definition, means (A) the substantial and continued failure of the Grantee to perform material duties reasonably required of the Grantee by the Company or any Subsidiary or the Company’s Board of Directors, as applicable (it being understood that a failure to attain performance objectives shall not in and of itself be treated as a failure to perform material duties for purpose of this clause (A) for a period of not less than thirty (30) consecutive days, provided notice in writing from the Company or its Board of Directors, as applicable, is given to the Grantee specifying in reasonable detail the circumstances constituting such substantial and continued failure, (B) conduct by the Grantee substantially disloyal to the Company which conduct is identified in reasonable detail by notice in writing from the Company or the Board of Directors, as applicable, and which conduct, if susceptible of cure, is not cured by the Grantee within 30 days of the Grantee’s receipt of such notice, (C) any act of fraud, embezzlement or misappropriation by the Grantee against the Company or any Subsidiary, (D) the conviction of the Grantee of a felony or plea by the Grantee of guilty or “nolo contendere” to the charge of a felony, or (E) in the case of a Grantee who is a director of the Company, removal of the Grantee from the Board of Directors for cause under applicable law. The definition of “Cause” herein shall not modify, amend or otherwise affect the definition of “Cause” in any employment or other agreement with the Company or any Subsidiary.
(ii)    “Disability” means Disability as defined in any employment agreement between the Grantee and the Company or any Subsidiary or, in the absence of any such definition, means any physical or mental disability or infirmity that prevents the performance of the Grantee’s duties with the Company or Subsidiary for a period of (i) ninety (90) consecutive days or (ii) one hundred eighty (180) non-consecutive days during any twelve (12) month period. The definition of “Disability” herein shall not modify, amend or otherwise affect the definition of “Disability” in any employment or other agreement with the Company or any Subsidiary.
(iii)    “Qualified Termination” shall mean a termination of employment with the Company and all Subsidiaries on account of Disability, death or upon a Without Cause Termination.
(iv)    “Subsidiary” shall mean an entity that the Company owns, whether directly or indirectly, greater than fifty percent (50%) of such entity’s capital stock.
(v)    “Trading Day” shall mean any day that the New York Stock Exchange is open for trading.
(vi)    “Without Cause Termination” shall mean a termination of employment by the Company or a Subsidiary without Cause.
(b)    Cliff Vesting on Third Anniversary. Except as otherwise specifically provided in this Section 3, the vesting of any Restricted Share is contingent on the Grantee’s continuous employment by the Company or a Subsidiary (or service on the board of the Company or any subsidiary), from the Grant Date through the vesting date. The Restriction Period with respect to any Restricted Share shall commence on the Grant Date and shall lapse as to such Restricted Share on the date that such share becomes vested pursuant to this Section 3. Except as otherwise provided in this Section 3, as set forth below, the Restricted Shares shall vest, and the restrictions imposed thereon shall lapse, on the third anniversary of the Grant Date.
(c)    Accelerated Vesting on Termination of Employment After a Change in Control. Notwithstanding anything herein to the contrary, if the Grantee shall cease to be employed by reason of a Without Cause Termination within twelve (12) months after a Change in Control (as defined in the Plan), the Restricted Shares shall immediately become fully vested and the restrictions imposed thereon shall lapse upon the date of such Without Cause Termination.
(d)    Accelerated Vesting on Termination of Employment. If the Grantee shall cease to be employed by the Company and all Subsidiaries by reason of a Qualified Termination, a pro rata portion of the Restricted Shares shall immediately vest and the Restriction Period thereon shall lapse on a pro rata basis as follows:
(i)    The number of Restricted Shares that shall vest in the event of a Qualified Termination shall be determined by multiplying all of the Restricted Shares (including vested and unvested) by a fraction, the numerator of which shall be the number of full months of employment from the Grant Date through the date of termination and the denominator of which shall be 36.
(ii)    The date of such pro rata vesting in the event of a Qualified Termination shall be the date on which such Qualified Termination occurs.
(e)    Forfeiture on Termination of Employment. If the Grantee’s employment with the Company and all Subsidiaries is terminated for any reason, except as specifically provided in this Section 3 and except for those Restricted Shares that are subject to pro rata vesting upon a Qualified Termination, the Restricted Shares, to the extent not vested prior to such termination, shall be immediately forfeited to the Company and the Grantee shall have no further rights with respect to such shares, but all vested shares shall continue to be owned by the Grantee.
(f)    Committee Determination. Except as otherwise provided in Section 3, whether employment has been terminated for the purposes of this Agreement, and the reasons therefore, shall be determined by the Committee, whose determination shall be final, binding and conclusive.
4.    Delivery of Share Certificates. Upon the vesting of any Restricted Shares granted hereunder but subject to satisfaction of the federal, state and local tax withholding requirements set forth below, the stock certificates evidencing such Restricted Shares shall be delivered promptly to the Grantee. In the case of the Grantee's death, such certificates will be delivered to the beneficiary designated in writing by the Grantee pursuant to a form of designation provided by the Company, to the Grantee's legatee or legatees, or to his or her personal representatives or distributees, as the case may be.
5.    Rights as a Stockholder.
(a)    Rights as a Stockholder. Except as provided in Section 5(b) below, neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Restricted Shares deliverable hereunder (including the right to vote such shares or to receive dividends or other distributions with respect to such shares) unless and until such Restricted Shares vest pursuant to Section 3. Subject to Section 8, once the Restricted Shares vest, the Grantee will have all the rights of a stockholder of the Company with respect to voting such vested shares and to receipt of dividends and distributions on such vested shares.
(b)    Dividend Rights. If the Company declares a normal cash dividend on its Common Stock and the record date of such dividend occurs during the Restriction Period, the Grantee will be eligible to receive an amount equal to such normal cash dividend for each outstanding Restricted Share; provided, however, that all such dividends shall be accumulated and shall be subject to the same terms and conditions as are applicable to the Restricted Shares to which the dividends relate, including, without limitation, the restrictions on transfer, forfeiture and vesting provisions contained in this Agreement. For avoidance of doubt, all such accumulated dividends shall be paid in cash only if and when the Restricted Shares to which they relate vest pursuant to Section 3.
6.    Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
7.    Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware, without reference to the principles of conflicts of law thereof. Each party hereby irrevocably consents and submits to the personal jurisdiction of and venue in the United States District

Court - District of Delaware and the Delaware State courts, in any legal action, equitable suit or other proceeding arising out of or related to this Agreement.
8.    Withholding. The delivery to the Grantee of stock certificates representing Restricted Shares that have vested shall be subject to the payment by the Participant to the Company of all federal, state or local taxes required by law to be withheld by the Company. The Grantee may be required to pay to the Company in cash or cash equivalents, either prior to or concurrent with the delivery of certificates representing Restricted Shares that have vested, the amount required by law to be withheld by the Company. The Company, in its sole discretion, may withhold from the number of shares of Common Stock to be delivered upon vesting of the Restricted Shares such number of shares having an aggregate fair market value equal to the amount of applicable federal, state and local taxes to be withheld by the Company. The Committee may establish other rules and procedures to allow the Grantee to satisfy and to facilitate the required tax withholding from time to time.
9.    No Employment Rights. The establishment of the Plan and the grant of Restricted Shares hereunder shall not be construed as granting to the Grantee the right to remain in the employ of the Company or any Subsidiary, nor shall the Plan or this Agreement be construed as limiting the right of the Company or any Subsidiary to discharge the Grantee from employment at any time for any reason whatsoever, with or without Cause.
10.    No Liability. No member of the Committee or the Board of Directors of the Company shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or Board nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee, each member of the Board and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or this Agreement may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan or this Agreement unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
11.    Headings. Headings are for the convenience of the parties and are not deemed to be a part of this Agreement.
12.    Plan. The terms of the Plan, a copy of which is attached hereto, are made part of this Agreement and are incorporated herein by reference. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern.
13.    Nature of Award. In accepting the Restricted Shares, the Grantee acknowledges and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b)    the grant is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Shares, or benefits in lieu of Restricted Shares, even if Restricted Shares have been awarded repeatedly in the past;
(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)    the Grantee’s participation in the Plan is voluntary;
(e)    the grant is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;
(f)    in the event that the Grantee is not an employee of the Company or any Subsidiary, this grant and the Grantee’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary;
(g)    the future value of the Restricted Shares is unknown and cannot be predicted with certainty;
(h)    in consideration of this grant, no claim or entitlement to compensation or damages shall arise from termination of this Agreement or diminution in value of the Restricted Shares acquired upon vesting, resulting from termination of the Grantee’s employment by the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of this grant, the Grantee irrevocably releases the Company and any Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Grantee shall be deemed irrevocably to have waived his or her right to pursue or seek remedy for any such claim or entitlement;
(i)    in the event of termination of the Grantee’s employment (whether or not in breach of local labor laws), the Grantee’s right to receive grants under the Plan and to vest in such grants, if any, will terminate effective as of the date that the Grantee is no longer providing services and will not be extended by any notice period mandated under local law (e.g., providing services would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of the Grantee’s employment (whether or not in breach of local labor laws) the Committee shall have the exclusive discretion to determine when the Grantee is no longer providing services for purposes of this grant;
(j)    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the Restricted Shares; and
(k)    the Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisers regarding the Grantee’s participation in the Plan before taking any action related to the Plan.
14.    Data Privacy.
(a)    The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement by and among, as applicable, the Grantee’s employer, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.
(b)    The Grantee understands that the Company and the Grantee’s employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Stock Units or any other entitlement to shares of Common Stock awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
(c)    The Grantee understands that Data will be transferred to any third party assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the Grantee’s country, or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s local human resources representative.
15.    Language. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law.
16.    Section 409A. To the extent applicable, the provisions of this Agreement shall be interpreted and construed in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, the regulations issued thereunder or any exception thereto (“Section 409A”). Each payment under this Agreement is intended to be exempt from Section 409A under the short-term deferral exception as specified in Treas. Reg. § 1.409A-l(b)(4). Notwithstanding the foregoing, to the extent the Restricted Shares are determined to constitute deferred compensation and to be subject to Section 409A, (a) the Grantee shall only be deemed to have terminated employment for purposes of the Award if the termination constitutes a “separation from service,” as that term is used in Section 409A, and (b) to the extent any Restricted Shares would be issued due to the Grantee’s termination of employment, if the Grantee is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i), no Restricted Shares shall be issued hereunder prior to the date that is six (6) months after the date of the Grantee’s termination of employment or, if earlier, the Grantee’s date of death. Immediately following any such six (6) month delay, all such delayed Shares will be issued in a single lump sum. The Company makes no representation that the Restricted Shares will comply with Section 409A and makes no undertaking to prevent Section 409A from applying to the Restricted Shares or to mitigate its effects on any deferrals or payments made in respect of this grant.

EXECUTED effective as of the day and year first written above.

KNOLL, INC.

By:
Name:
Title:

GRANTEE:

Name: